EXHIBIT 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13G referred to below) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Class A ordinary shares, par value US$0.00001 per share, of XCHG Limited, a Cayman Islands company, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of November 14, 2024.

Wuxi Shenqi Leye Private Equity Funds Partnership L.P.

By:	/s/ Lihua Fu
Name:	Lihua Fu
Title:	Authorized Signatory

Wuxi Shenqi Yongcheng Private Equity Funds Management Partnership L.P.

By:	/s/ Lihua Fu
Name:	Lihua Fu
Title:	Authorized Signatory

Tianjin Shenqihui Equity Investment Management Co., Ltd.

By:	/s/ Lihua Fu
Name:	Lihua Fu
Title:	Authorized Signatory

Tianjin Shenqihui Technology Co., Ltd.

By:	/s/ Lihua Fu
Name:	Lihua Fu
Title:	Authorized Signatory

Ning Yang

By:	/s/ Ning Yang